EX-10.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated February 12, 2004, relating to the consolidated financial statements of Utix Group, Inc. (formerly known as Corporate Sports Incentives, Inc.) in this Registration Statement on Form 10SB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2003 or performed any audit procedures subsequent to the date of our report.


/s/ Vitale, Caturano & Company, P.C.

VITALE, CATURANO & COMPANY, P.C.

September 3, 2004
Boston, Massachusetts